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[BDO LOGO]                          BDO SEIDMAN,LLP             285 Peachtree Center Avenue, Suite 800
                             Accountants and Consultants        Atlanta, Georgia 30903-12301
                                                                Telephone: (404) 688-6841
                                                                Fax: (404) 688-1075
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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS



Interface, Inc.
Atlanta, Georgia



          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 17, 1998, relating to the consolidated financial statements of Interface, Inc. and subsidiaries appearing in the Company's Report on form 8-K dated March 16, 1998.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.







Atlanta, Georgia                          /s/ BDO SEIDMAN, LLP
March 16, 1998                            --------------------
                                              BDO SEIDMAN, LLP